UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
June 27, 2014

 bebe stores, inc.
(Exact name of registrant as specified in its charter)

California	0-24395	94-2450490
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
400 Valley Drive
Brisbane, CA 94005
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(415) 715-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities

On June 27, 2014 bebe stores, inc. (the Company) issued a press release announcing the exit of its 2b business.  The Company estimates the pre-tax cost associated with closing its remaining 16 2b stores including e-commerce business will be approximately $5-6 million.  This includes an estimated $0.8 million related to the write-off of the net book value of assets and between $0.8-1.3 million for inventory liquidation write downs; both of these non-cash charges will be recorded in the fourth quarter of fiscal 2014.  The $5-6 million also includes an estimated $3.4-3.9 million related to lease termination and employee termination costs, both of which are cash charges that the Company expects to incur as the stores close.  The Company plans to close all remaining 2b stores in fiscal 2014.  The Company's decision to close the 2b business will enable it to increase its focus on the core bebe brand’s retail and outlet stores, e-commerce and international licensing business.

The press release relating to the planned closure of the 2b business is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

99.1.	Press Release dated June 27, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 27, 2014.

bebe stores, inc.

/s/ Liyuan Woo
Liyuan Woo, Chief Financial Officer